UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 14, 2017

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2017 Salaries and Bonus Targets. On March 14, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of RTI Surgical, Inc. (the “Company”) approved 2017 salaries and bonus targets (expressed as a percentage of salary) for each of the Company’s executive officers. The Company disclosed the salaries and bonus targets for certain executive officers in its Current Report on Form 8-K, filed March 20, 2017 (the “March 20 8-K”), and indicated that an amendment would be filed once the Compensation Committee determined the performance criteria.

On May 3, 2017, the Compensation Committee completed a bonus plan for the 2017 calendar year (the “2017 Bonus Plan”) by determining the performance criteria. The 2017 Bonus Plan, as a whole, sets target bonus amounts and performance criteria for executive officers. The performance criteria for each executive officer identified in the March 20 8-K are as follows: 30% based on attaining certain total revenue benchmarks; 30% based on attaining certain operating income as a percentage of total revenues benchmarks; and 40% based on attaining certain free cash flow benchmarks. As in the past, the Compensation Committee retains discretion to take other factors into account in determining bonuses and to award no bonuses even if performance criteria are met or to increase or lower such bonuses, based upon other factors. The table below sets forth this information (the “2017 Salary” and “Bonus Target” columns were included in the March 20 8-K and are repeated here for completeness):

Name	Office	2017 Salary	Bonus Target	Bonus Criteria
Camille Farhat	President and Chief Executive Officer	$635,000	110%	Total Revenues 30.0%, Operating Income as a percentage of Total Revenues 30.0% and Free Cash Flow 40.0%
Robert P. Jordheim	Executive Vice President and Chief Financial Officer	$374,286	50%	Total Revenues 30.0%, Operating Income as a percentage of Total Revenues 30.0% and Free Cash Flow 40.0%

Roger W. Rose	President, RTI Donor Services, Executive Vice President	$350,115	50%	Total Revenues 30.0%, Operating Income as a percentage of Total Revenues 30.0% and Free Cash Flow 40.0%
Kevin D. Brandt	Executive Vice President, Chief Commercial Officer – Domestic Direct	$337,366	50%	Total Revenues 30.0%, Operating Income as a percentage of Total Revenues 30.0% and Free Cash Flow 40.0%
John N. Varela	Executive Vice President Global Operations	$337,428	50%	Total Revenues 30.0%, Operating Income as a percentage of Total Revenues 30.0% and Free Cash Flow 40.0%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: June 8, 2017	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer